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                                                                 Exhibit 23.1

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IMRglobal Corp. for the registration of 2,513,159 shares of its common stock and to the incorporation by reference therein of our report dated August 20, 1999, with respect to the consolidated financial statements of IMRglobal Corp. included in the Current Report (Form 8-K No. 000-28840) filed with the Securities and Exchange Commission.


Tampa, Florida
September 8, 1999


                                       /s/ Ernst & Young LLP
                                       ------------------------
                                       ERNST & YOUNG LLP